EXHIBIT 99.1
NEWS RELEASE

LivaNova Reports Fourth-Quarter and Full-Year 2024 Results;
Issues 2025 Guidance

London, February 25, 2025 – LivaNova PLC (Nasdaq: LIVN), a market-leading medical technology company, today reported fourth-quarter and full-year 2024 results and issued full-year 2025 guidance.
Financial Summary and Highlights(1)
•Fourth-quarter revenue of $321.8 million increased 3.8% on a reported basis, 4.7% on a constant-currency basis, and 6.8% on an organic basis as compared to the prior-year period
•Fourth-quarter U.S. GAAP diluted earnings per share of $1.02 and adjusted diluted earnings per share of $0.81
•Full-year 2024 revenue of $1.25 billion increased 8.7% on a reported basis, 9.3% on a constant-currency basis, and 10.7% on an organic basis as compared to the prior-year
•Full-year 2024 U.S. GAAP diluted earnings per share of $1.16 and adjusted diluted earnings per share of $3.38
•Full-year 2024 net cash provided by operating activities of $183.0 million and adjusted free cash flow of $162.9 million
•Expects full-year 2025 revenue to grow between 5.0% and 6.0% on a constant-currency basis and between 6.0% and 7.0% on an organic basis. Adjusted diluted earnings per share for 2025 is expected to be in the range of $3.65 to $3.75. Adjusted free cash flow is expected to be in the range of $135 million to $155 million
•Announced the OSPREY clinical study for moderate-to-severe obstructive sleep apnea met its primary safety and efficacy endpoints as well as a significant reduction of apnea-hypopnea index and oxygenation desaturation index against baseline values through six months of therapy
•Announced the publication of two pivotal articles chronicling the treatment-resistant depression unipolar cohort data set in the RECOVER clinical study; the articles concluded that active VNS TherapyTM, as compared to sham, safely and effectively demonstrated clinically meaningful therapeutic effects on depressive symptoms and positive effects on quality of life and daily function
•In January 2025, announced Natalia Kozmina's appointment as Chief Human Resources Officer

(1) Constant-currency percent change, organic revenue percent change, organic revenue, adjusted operating income, adjusted diluted earnings per share, and adjusted free cash flow are non-GAAP measures. Constant-currency percent change excludes the impact from fluctuations in the various currencies in which the Company operates as compared to reported percent change. Organic revenue percent change excludes the impact of acquisitions, divestitures, and currency translation effects. Organic revenue excludes the impact of acquisitions and divestitures. For an explanation of these and other non-GAAP measures used in this news release, see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP measures, see the tables that accompany this news release. As discussed in the section entitled "Use of Non-GAAP Financial Measures" below, the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Accordingly, the Company is unable to reconcile the forward-looking non-GAAP financial measures included in this paragraph to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts.

"In 2024, LivaNova delivered strong revenue growth, expanded operating margin, and significantly improved cash generation," said Vladimir Makatsaria, Chief Executive Officer of LivaNova. "We are pleased with these results and the clinical milestones achieved in both the obstructive sleep apnea and difficult-to-treat depression programs. We look forward to building on this momentum in 2025 with a continued focus on talent, innovation, growth, and operational excellence."
Fourth-Quarter 2024 Results
The following table summarizes revenue by segment (in millions):

	Three Months Ended December 31,		% Change	Constant-Currency % Change
	2024	2023
Cardiopulmonary	$181.7	$165.3	9.9%	11.2%
Neuromodulation	137.6	136.9	0.5%	1.0%
Other Revenue (1)	2.5	7.9	(67.8)%	(67.2)%
Total Net Revenue	$321.8	$310.1	3.8%	4.7%
Less: ACS (2)	0.1	6.3	(98.7)%	N/A
Total Organic Net Revenue	$321.7	$303.8	5.9%	6.8%
(1)"Other Revenue" includes revenue from the Company’s former ACS reportable segment, as well as rental and site services income not allocated to segments.
(2)Includes the results from the wind-down portion of the Company's former ACS reportable segment.
•    Numbers may not add precisely due to rounding. Segment financial information presented herein reflects LivaNova's change in segments, effective in the first quarter 2024, for all periods presented.

Fourth-quarter 2024 cardiopulmonary revenue increased 9.9% on a reported basis and 11.2% on a constant-currency basis versus the fourth quarter of 2023 with growth across all regions, driven by strong consumables demand and Essenz™ Perfusion System sales.
Fourth-quarter 2024 neuromodulation revenue increased 0.5% on a reported basis and 1.0% on a constant-currency basis versus the fourth quarter of 2023 with growth in the U.S., mostly offset by a decline in the Europe and Rest of World regions.

Earnings Analysis
On a U.S. GAAP basis, fourth-quarter 2024 operating income was $37.0 million, as compared to an operating loss of $88.0 million for the fourth quarter of 2023. Adjusted operating income for the fourth quarter of 2024 was $55.6 million, as compared to adjusted operating income of $48.0 million for the fourth quarter of 2023.
On a U.S. GAAP basis, fourth-quarter 2024 diluted earnings per share was $1.02, as compared to diluted earnings per share of $0.30 in the fourth quarter of 2023. Fourth-quarter 2024 adjusted diluted earnings per share was $0.81, as compared to adjusted diluted earnings per share of $0.87 in the fourth quarter of 2023.
Full-Year 2024 Results
The following table summarizes revenue by segment (in millions):

	Year Ended December 31,		% Change	Constant-Currency % Change
	2024	2023
Cardiopulmonary	$683.5	$604.1	13.1%	14.1%
Neuromodulation	554.2	519.7	6.6%	7.0%
Other Revenue (1)	15.7	29.7	(47.2)%	(47.1)%
Total Net Revenue	$1,253.4	$1,153.5	8.7%	9.3%
Less: ACS (2)	11.6	25.2	(54.0)%	N/A
Total Organic Net Revenue	$1,241.8	$1,128.4	10.1%	10.7%
(1)"Other Revenue" includes revenue from the Company’s former ACS reportable segment, as well as rental and site services income not allocated to segments.
(2)Includes the results from the wind-down portion of the Company's former ACS reportable segment.
•Numbers may not add precisely due to rounding. Segment financial information presented herein reflects LivaNova's change in segments, effective in the first quarter 2024, for all periods presented.

Full-year 2024 cardiopulmonary revenue increased 13.1% on a reported basis and 14.1% on a constant-currency basis versus full-year 2023 with growth across all regions, driven by Essenz Perfusion System sales and strong consumables demand.
Full-year 2024 neuromodulation revenue increased 6.6% on a reported basis and 7.0% on a constant-currency basis versus full-year 2023 with growth in the Rest of World and U.S. regions, partially offset by a decline in Europe.

Earnings Analysis
On a U.S. GAAP basis, full-year 2024 operating income was $129.1 million, as compared to an operating loss of $68.5 million for full-year 2023. Adjusted operating income for full-year 2024 was $239.2 million, as compared to adjusted operating income of $169.3 million for full-year 2023.
On a U.S. GAAP basis, full-year 2024 diluted earnings per share was $1.16, as compared to diluted earnings per share of $0.32 for full-year 2023. Full-year 2024 adjusted diluted earnings per share was $3.38, as compared to adjusted diluted earnings per share of $2.80 for full-year 2023.
Additional Update
On February 26, 2025, the Italian Supreme Court will hold a public hearing in connection with the SNIA litigation. While the Company does not anticipate a decision at the hearing, it expects a decision during the first half of 2025 in response to all of the appeals of LivaNova and counter-appeals submitted by the Italian Public Administrations.
Full-Year 2025 Guidance
LivaNova expects full-year 2025 revenue to grow between 5.0% and 6.0% on a constant-currency basis and between 6.0% and 7.0% on an organic basis. Foreign currency is expected to be a headwind of 1.5% to 2.0% based on current exchange rates.
Adjusted diluted earnings per share for 2025 is expected to be in the range of $3.65 to $3.75, assuming a share count of approximately 55 million for full-year 2025. In 2025, the Company estimates that adjusted free cash flow will be in the range of $135 million to $155 million.
As discussed in the section entitled "Use of Non-GAAP Financial Measures" below, the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Accordingly, the Company is unable to reconcile the forward-looking non-GAAP financial measures included in this section to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts.

Webcast and Conference Call Instructions
The Company will host an audiocast for interested parties commencing at 1 p.m. London time (8 a.m. Eastern Time) on Tuesday, February 25, 2025 that will be accessible at www.livanova.com/events. Listeners should register in advance and log on approximately 10 minutes early to ensure proper setup. To listen to the conference call by telephone, dial +1 833 470 1428 (if dialing from within the U.S.) or +1 929 526 1599 (if dialing from outside the U.S.). The conference call access code is 982570. Within 24 hours of the audiocast, a replay will be available at www.livanova.com/events, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through medical technologies, delivering life-changing solutions in select neurological and cardiac conditions. Headquartered in London, LivaNova employs approximately 2,900 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals, and healthcare systems worldwide. For more information, please visit www.livanova.com.
Use of Non-GAAP Financial Measures
To supplement financial measures presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP or GAAP), management has disclosed certain additional measures not presented in accordance with GAAP known as “non-GAAP financial measures” or “adjusted financial measures.” Company management uses these non-GAAP measures to monitor the Company’s operational performance and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, operational performance measures as prescribed by GAAP.
In this news release, the Company refers to revenue and percentage change in revenue on a comparable, constant-currency, and organic basis. Company management believes that these non-GAAP measures provide a useful way to evaluate the revenue performance of LivaNova and to compare the revenue performance of current periods to prior periods on a consistent basis. Constant-currency percent change measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period. Organic revenue percent change excludes the impact of acquisitions, divestitures, and currency translation effects.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net revenue growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted diluted earnings per share guidance exclude items such as, but not limited to, changes in fair value of derivatives and contingent consideration arrangements and asset impairment charges that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for adjusted free cash flow is net cash provided by operating activities. Adjusted free cash flow is defined as net cash provided by operating activities less cash used for the purchase of property, plant, and equipment excluding the impact of 3T litigation settlement payments, cybersecurity incident insurance proceeds, CARES Act tax stimulus benefits, SNIA financing costs, and gains related to dividends received from investments and further adjusted as needed for other charges, expenses or gains that may not be indicative of the Company's operational performance. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, the ultimate outcome of legal proceedings, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of derivatives, and contingent consideration arrangements, asset impairment charges and the tax impact of the aforementioned items, tax law changes, or other tax matters. Accordingly, the Company does not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.
Adjusted financial measures such as organic revenue, adjusted cost of sales, adjusted gross profit, adjusted selling, general, and administrative expense, adjusted research and development expense, adjusted other operating expenses, adjusted operating income, adjusted income before tax, adjusted income tax expense, adjusted net income, and adjusted diluted earnings per share, are measures that LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning, and in the design of incentive compensation plans. Additionally, the Company uses the non-GAAP liquidity measure adjusted free cash flow. The Company believes that the presentation of these adjusted financial measures allows investors to evaluate the Company’s operational performance for different periods on a more comparable and consistent basis, and with other medical technology companies by adjusting for items that are not related to the operational performance of the Company or incurred in the ordinary course of business.

Safe Harbor Statement
Certain statements in this news release, other than statements of historical or current fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events, and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements, or prospects may differ materially from those expressed or implied by these forward-looking statements. Generally, forward-looking statements can be identified by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this news release, and include, but are not limited to, the following risks and uncertainties: volatility in the global market and worldwide economic conditions, including as caused by the invasion of Ukraine, the evolving instability in the Middle East, inflation, changing interest rates, foreign exchange fluctuations, and changes to existing trade agreements and relationships between the U.S. and other countries, including the implementation of tariffs, trade restrictions, and sanctions; risks relating to supply chain pressures; cybersecurity incidents or other disruptions to the Company’s information technology systems or those of third parties with which the Company interacts; costs of complying with privacy and security of personal information requirements and laws; changes in technology, including the development of superior or alternative technology or devices by competitors and/or competition from providers of alternative medical therapies; failure of R&D investments or investment collaborations to be successful; failure to maintain appropriate working relationships with healthcare professionals to aid in the continuing development of products; the risk of quality issues and the impacts thereof; risks relating to recalls, replacement of inventory, enforcement actions, or product liability claims; failure to comply with, or changes in, laws, regulations, or administrative practices affecting government regulation of the Company’s products; failure to retain key personnel, succession plan, and negotiate with local works councils; failure to obtain approvals or reimbursement in relation to the Company’s products; unfavorable results from clinical studies or failure to meet milestones; pending or existing climate change; global healthcare policy changes that may lead to restricted access and pricing as well as payback requirements and limited reimbursement; changes or reduction in reimbursement for the Company’s products or failure to comply with rules relating to reimbursement of healthcare goods and services; failure to comply with rules relating to healthcare goods and services as well as anti-bribery laws; product liability, intellectual property, shareholder-related, environmental-related, income tax, and other litigation, disputes, losses, and costs, including in the case of the Company’s 3T Heater-Cooler litigation; risks associated with environmental laws and regulations as well as environmental liabilities, violations, and litigation, including in the case of Saluggia and SNIA; failure to protect the Company’s proprietary intellectual property; risks relating to the Company’s indebtedness; failure of divestitures and/or new acquisitions to further the Company’s strategic objectives or strengthen the Company’s existing businesses; the potential for impairments of intangible assets, goodwill, and other long-lived assets; changes in tax laws and regulations, including exposure to additional income tax liabilities; effectiveness of the Company’s internal controls over financial reporting; changes in the Company’s profitability and/or failure to manage costs and expenses; fluctuations in future quarterly operating results and/or variations in revenue and operating expenses relative to estimates; and other unknown or unpredictable factors that could harm the Company’s financial performance.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the U.S. Securities and Exchange Commission by LivaNova.
Readers are cautioned not to place undue reliance on the Company's forward-looking statements, which speak only as of the date of this news release. The Company undertakes no obligation to update publicly any of the forward-looking statements in this news release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If LivaNova updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.
VNS Therapy and Essenz are trademarks of LivaNova USA, Inc.

Briana Gotlin
Vice President, Investor Relations
Phone: +1 281 895 2382
e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET REVENUE - UNAUDITED
(U.S. dollars in millions)
	Three Months Ended December 31,
	2024	2023	% Change	Constant-Currency % Change
Cardiopulmonary
U.S.	$64.5	$60.5	6.7%	6.7%
Europe (1)	47.6	46.2	3.1%	4.0%
Rest of World (1)	69.5	58.6	18.6%	21.4%
	181.7	165.3	9.9%	11.2%
Neuromodulation
U.S.	110.5	106.5	3.8%	3.8%
Europe (1)	14.0	16.4	(14.6)%	(15.6)%
Rest of World (1)	13.1	14.1	(6.8)%	(1.0)%
	137.6	136.9	0.5%	1.0%
Other Revenue (2)	2.5	7.9	(67.8)%	(67.2)%
Totals
U.S.	175.1	173.2	1.1%	1.1%
Europe (1)	61.6	62.6	(1.5)%	(1.1)%
Rest of World (1)	85.1	74.4	14.5%	17.9%
	$321.8	$310.1	3.8%	4.7%

(1)"Europe" includes the UK, Germany, France, Italy, the Netherlands, Spain, Belgium, Poland, Sweden, Switzerland, Austria, Norway, Portugal, Finland, and Denmark. Excluding Europe and the U.S., "Rest of World" includes all other countries where LivaNova operates.
(2)"Other Revenue" includes revenue from the Company’s former ACS reportable segment, as well as rental and site services income not allocated to segments.
•    Numbers may not add precisely due to rounding. Segment financial information presented herein reflects LivaNova's change in segments, effective in the first quarter 2024, for all periods presented.

LIVANOVA PLC
NET REVENUE - UNAUDITED
(U.S. dollars in millions)
	Year Ended December 31,
	2024	2023	% Change	Constant-Currency % Change
Cardiopulmonary
U.S.	$242.5	$202.4	19.8%	19.8%
Europe (1)	168.0	157.4	6.7%	6.2%
Rest of World (1)	273.0	244.3	11.7%	14.3%
	683.5	604.1	13.1%	14.1%
Neuromodulation
U.S.	441.0	407.5	8.2%	8.2%
Europe (1)	54.9	57.4	(4.4)%	(5.6)%
Rest of World (1)	58.3	54.8	6.4%	11.1%
	554.2	519.7	6.6%	7.0%
Other Revenue (2)	15.7	29.7	(47.2)%	(47.1)%
Totals
U.S.	695.1	635.0	9.5%	9.5%
Europe (1)	220.0	214.8	2.4%	1.7%
Rest of World (1)	338.3	303.7	11.4%	14.3%
	$1,253.4	$1,153.5	8.7%	9.3%

(1)"Europe" includes the UK, Germany, France, Italy, the Netherlands, Spain, Belgium, Poland, Sweden, Switzerland, Austria, Norway, Portugal, Finland, and Denmark. Excluding Europe and the U.S., "Rest of World" includes all other countries where LivaNova operates.
(2)"Other Revenue" includes revenue from the Company’s former ACS reportable segment, as well as rental and site services income not allocated to segments.
•    Numbers may not add precisely due to rounding. Segment financial information presented herein reflects LivaNova's change in segments, effective in the first quarter 2024, for all periods presented.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended December 31,
	2024	2023
Net revenue	$321.8	$310.1
Cost of sales	102.5	120.0
Gross profit	219.4	190.2
Operating expenses:
Selling, general, and administrative	135.6	133.3
Research and development	43.3	46.2
Impairment of long-lived assets	—	90.0
Other operating expenses	3.4	8.7
Operating income (loss)	37.0	(88.0)
Interest expense	(15.8)	(15.6)
Foreign exchange and other income/(expense)	35.2	9.3
Income (loss) before tax	56.5	(94.3)
Income tax expense (benefit)	0.6	(110.7)
Net income	$55.9	$16.3

Basic income per share	$1.03	$0.30
Diluted income per share	$1.02	$0.30

Weighted average common shares outstanding:
Basic	54.4	54.0
Diluted	54.7	54.3
•    Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts) - Unaudited

	Three Months Ended December 31,
	2024	2023
Adjusted SG&A	$127.0	$119.9
Adjusted R&D	40.3	42.1
Adjusted operating income	55.6	48.0
Adjusted net income	44.2	47.3
Adjusted diluted earnings per share	$0.81	$0.87

Statistics (as a % of net revenue, except for income tax rate) - Unaudited

	GAAP Three Months Ended December 31,		Adjusted Three Months Ended December 31,
	2024	2023	2024	2023
Gross profit	68.2%	61.3%	69.3%	67.7%
SG&A	42.1%	43.0%	39.5%	38.7%
R&D	13.5%	14.9%	12.5%	13.6%
Operating income (loss)	11.5%	(28.4)%	17.3%	15.5%
Net income	17.4%	5.3%	13.7%	15.2%
Income tax rate	1.0%	117.3%	19.8%	(2.9)%

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Year Ended December 31,
	2024	2023
Net revenue	$1,253.4	$1,153.5
Cost of sales	382.6	382.3
Gross profit	870.9	771.3
Operating expenses:
Selling, general, and administrative	526.3	518.1
Research and development	182.5	193.8
Impairment of long-lived assets	—	90.0
Other operating expenses	33.0	37.8
Operating income (loss)	129.1	(68.5)
Interest expense	(63.1)	(58.9)
Loss on debt extinguishment	(25.5)	—
Foreign exchange and other income/(expense)	47.8	46.1
Income (loss) before tax	88.3	(81.2)
Income tax expense (benefit)	25.1	(98.9)
Loss from equity method investments	—	(0.1)
Net income	$63.2	$17.5

Basic income per share	$1.17	$0.33
Diluted income per share	$1.16	$0.32

Weighted average common shares outstanding:
Basic	54.2	53.9
Diluted	54.6	54.2
•    Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts) - Unaudited

	Year Ended December 31,
	2024	2023
Adjusted SG&A	$469.1	$456.0
Adjusted R&D	171.2	178.1
Adjusted operating income	239.2	169.3
Adjusted net income	184.3	152.0
Adjusted diluted earnings per share	$3.38	$2.80

Statistics (as a % of net revenue, except for income tax rate) - Unaudited

	GAAP Year Ended December 31,		Adjusted Year Ended December 31,
	2024	2023	2024	2023
Gross profit	69.5%	66.9%	70.2%	69.6%
SG&A	42.0%	44.9%	37.4%	39.5%
R&D	14.6%	16.8%	13.7%	15.4%
Operating income (loss)	10.3%	(5.9)%	19.1%	14.7%
Net income	5.0%	1.5%	14.7%	13.2%
Income tax rate	28.4%	121.7%	21.0%	5.7%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended December 31, 2024	GAAP Financial Measures	Restructuring Expenses (1)	Depreciation and Amortization Expenses (2)	Financing Transactions (3)	Contingent Consideration (4)	Certain Legal & Regulatory Costs (5)	Stock-based Compensation Costs (6)	Certain Tax Adjustments (7)	Certain Interest Adjustments (8)	Adjusted Financial Measures
Cost of sales	$102.5	$—	($1.7)	$—	($1.6)	$—	($0.3)	$—	$—	$98.9
Gross profit percent	68.2%	—%	0.5%	—%	0.5%	—%	0.1%	—%	—%	69.3%
Selling, general, and administrative	135.6	—	(2.6)	—	—	(0.3)	(5.8)	—	—	127.0
Selling, general, and administrative as a percent of net revenue	42.1%	—%	(0.8)%	—%	—%	(0.1)%	(1.8)%	—%	—%	39.5%
Research and development	43.3	—	—	—	(1.4)	(0.8)	(0.9)	—	—	40.3
Research and development as a percent of net revenue	13.5%	—%	—%	—%	(0.4)%	(0.2)%	(0.3)%	—%	—%	12.5%
Other operating expenses	3.4	(0.5)	—	—	—	(2.9)	—	—	—	—
Operating income	37.0	0.5	4.2	—	3.0	4.0	6.9	—	—	55.6
Operating margin percent	11.5%	0.2%	1.3%	—%	0.9%	1.2%	2.2%	—%	—%	17.3%
Net income	55.9	0.5	4.2	(27.6)	3.0	4.0	6.9	(10.3)	7.6	44.2
Net income as a percent of net revenue	17.4%	0.2%	1.3%	(8.6)%	0.9%	1.2%	2.2%	(3.2)%	2.4%	13.7%
Diluted EPS	$1.02	$0.01	$0.08	($0.50)	$0.05	$0.07	$0.13	($0.19)	$0.14	$0.81

GAAP results for the three months ended December 31, 2024 include:
(1)Restructuring expenses related to organizational changes
(2)Depreciation and amortization associated with purchase price accounting
(3)Mark-to-market adjustments for the 2025 and 2029 Notes embedded and capped call derivatives
(4)Remeasurement of contingent consideration related to the ImThera acquisition
(5)Legal expenses primarily related to 3T Heater-Cooler defense, 3T Heater-Cooler litigation provision, cybersecurity incident costs net of insurance reimbursement, and Medical Device Regulation ("MDR") costs
(6)Non-cash expenses associated with stock-based compensation costs
(7)The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(8)Interest expense on the Term Facilities, non-cash interest expense on the 2025 and 2029 Notes and Revolving Credit Facility, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended December 31, 2023	GAAP Financial Measures	Restructuring Expenses (1)	Depreciation and Amortization Expenses (2)	Impairment (3)	Financing Transactions (4)	Contingent Consideration (5)	Certain Legal & Regulatory Costs (6)	Stock-based Compensation Costs (7)	Certain Tax Adjustments (8)	Certain Interest Adjustments (9)	Adjusted Financial Measures
Cost of sales	$120.0	$—	($3.6)	($12.6)	$—	($3.4)	$—	($0.2)	$—	$—	$100.2
Gross profit percent	61.3%	—%	1.2%	4.1%	—%	1.1%	—%	0.1%	—%	—%	67.7%
Selling, general, and administrative	133.3	—	(2.8)	—	—	—	(3.6)	(7.0)	—	—	119.9
Selling, general, and administrative as a percent of net revenue	43.0%	—%	(0.9)%	—%	—%	—%	(1.2)%	(2.3)%	—%	—%	38.7%
Research and development	46.2	—	—	—	—	(1.5)	(1.6)	(1.1)	—	—	42.1
Research and development as a percent of net revenue	14.9%	—%	—%	—%	—%	(0.5)%	(0.5)%	(0.3)%	—%	—%	13.6%
Other operating expenses	8.7	0.1	—	—	—	—	(8.8)	—	—	—	—
Operating (loss) income	(88.0)	(0.1)	6.4	102.6	—	4.8	14.0	8.3	—	—	48.0
Operating margin percent	(28.4)%	—%	2.1%	33.1%	—%	1.6%	4.5%	2.7%	—%	—%	15.5%
Net income	16.3	(0.1)	6.4	102.6	(2.6)	4.8	12.4	8.3	(109.3)	8.3	47.3
Net income as a percent of net revenue	5.3%	—%	2.1%	33.1%	(0.8)%	1.6%	4.0%	2.7%	(35.2)%	2.7%	15.2%
Diluted EPS	$0.30	$—	$0.12	$1.89	($0.05)	$0.09	$0.23	$0.15	($2.01)	$0.15	$0.87

GAAP results for the three months ended December 31, 2023 include:
(1)Restructuring expenses related to organizational changes
(2)Depreciation and amortization associated with purchase price accounting
(3)ACS inventory obsolescence adjustment and impairment of long-lived assets
(4)Mark-to-market adjustment for the embedded and capped call derivatives associated with the 2025 Notes
(5)Remeasurement of contingent consideration related to acquisitions
(6)3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter, MDR costs, and cybersecurity incident costs
(7)Non-cash expenses associated with stock-based compensation costs
(8)The impact of valuation allowances, discrete tax items, R&D tax credits, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(9)Non-cash interest expense on the 2025 Notes and Revolving Credit Facility, interest expense on the Term Facilities, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Year Ended December 31, 2024	GAAP Financial Measures	Restructuring Expenses (1)	Depreciation and Amortization Expenses (2)	Impairment (3)	Financing Transactions (4)	Contingent Consideration (5)	Certain Legal & Regulatory Costs (6)	Stock-based Compensation Costs (7)	Certain Tax Adjustments (8)	Certain Interest Adjustments (9)	Adjusted Financial Measures
Cost of sales	$382.6	$—	($6.8)	$—	$—	($1.3)	$0.7	($1.2)	$—	$—	$374.0
Gross profit percent	69.5%	—%	0.5%	—%	—%	0.1%	(0.1)%	0.1%	—%	—%	70.2%
Selling, general, and administrative	526.3	—	(10.5)	—	—	—	(20.4)	(26.3)	—	—	469.1
Selling, general, and administrative as a percent of net revenue	42.0%	—%	(0.8)%	—%	—%	—%	(1.6)%	(2.1)%	—%	—%	37.4%
Research and development	182.5	—	0.2	—	—	(2.0)	(3.1)	(6.4)	—	—	171.2
Research and development as a percent of net revenue	14.6%	—%	—%	—%	—%	(0.2)%	(0.2)%	(0.5)%	—%	—%	13.7%
Other operating expenses	33.0	(13.4)	—	—	—	—	(19.7)	—	—	—	—
Operating income	129.1	13.4	17.1	—	—	3.3	42.4	33.9	—	—	239.2
Operating margin percent	10.3%	1.1%	1.4%	—%	—%	0.3%	3.4%	2.7%	—%	—%	19.1%
Net income	63.2	13.4	17.1	5.8	(1.9)	3.3	42.4	33.9	(24.0)	31.0	184.3
Net income as a percent of net revenue	5.0%	1.1%	1.4%	0.5%	(0.1)%	0.3%	3.4%	2.7%	(1.9)%	2.5%	14.7%
Diluted EPS	$1.16	$0.24	$0.31	$0.11	($0.03)	$0.06	$0.78	$0.62	($0.44)	$0.57	$3.38

GAAP results for the year ended December 31, 2024 include:
(1)Restructuring expenses related to organizational changes
(2)Depreciation and amortization associated with purchase price accounting
(3)Impairment of investment in ShiraTronics, Inc.
(4)Loss on debt extinguishment, as well as mark-to-market adjustments for the 2025 & 2029 Notes embedded and capped call derivatives
(5)Remeasurement of contingent consideration related to the ImThera acquisition
(6)3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, cybersecurity incident costs net of insurance reimbursement, MDR costs, and costs related to the SNIA matter
(7)Non-cash expenses associated with stock-based compensation costs
(8)The impact of valuation allowances, discrete tax items, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(9)Interest expense on the Term Facilities, non-cash interest expense on the 2025 and 2029 Notes and Revolving Credit Facility, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Year Ended December 31, 2023	GAAP Financial Measures	Merger and Integration Expenses (1)	Restructuring Expenses (2)	Depreciation and Amortization Expenses (3)	Impairment (4)	Financing Transactions (5)	Contingent Consideration (6)	Certain Legal & Regulatory Costs (7)	Stock-based Compensation Costs (8)	Certain Tax Adjustments (9)	Certain Interest Adjustments (10)	Adjusted Financial Measures
Cost of sales	$382.3	$—	$—	($14.7)	($12.6)	$—	($3.8)	$—	($1.0)	$—	$—	$350.2
Gross profit percent	66.9%	—%	—%	1.3%	1.1%	—%	0.3%	—%	0.1%	—%	—%	69.6%
Selling, general, and administrative	518.1	—	—	(11.5)	—	—	—	(21.3)	(29.4)	—	—	456.0
Selling, general, and administrative as a percent of net revenue	44.9%	—%	—%	(1.0)%	—%	—%	—%	(1.8)%	(2.6)%	—%	—%	39.5%
Research and development	193.8	—	—	0.2	—	—	(5.6)	(4.3)	(6.0)	—	—	178.1
Research and development as a percent of net revenue	16.8%	—%	—%	—%	—%	—%	(0.5)%	(0.4)%	(0.5)%	—%	—%	15.4%
Other operating expenses	37.8	(0.1)	(1.0)	—	—	—	—	(36.8)	—	—	—	—
Operating (loss) income	(68.5)	0.1	1.0	26.0	102.6	—	9.4	62.4	36.4	—	—	169.3
Operating margin percent	(5.9)%	—%	0.1%	2.3%	8.9%	—%	0.8%	5.4%	3.2%	—%	—%	14.7%
Net income	17.5	0.1	1.0	26.0	102.6	(24.2)	9.4	60.9	36.4	(108.1)	30.5	152.0
Net income as a percent of net revenue	1.5%	—%	0.1%	2.3%	8.9%	(2.1)%	0.8%	5.3%	3.2%	(9.4)%	2.6%	13.2%
Diluted EPS	$0.32	$—	$0.02	$0.48	$1.89	($0.45)	$0.17	$1.12	$0.67	($1.99)	$0.56	$2.80

GAAP results for the year ended December 31, 2023 include:
(1)Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(2)Restructuring expenses related to organizational changes
(3)Depreciation and amortization associated with purchase price accounting
(4)ACS inventory obsolescence adjustment and impairment of long-lived assets
(5)Mark-to-market adjustment for the embedded and capped call derivatives associated with the 2025 Notes
(6)Remeasurement of contingent consideration related to acquisitions
(7)3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, the Saluggia site provision, costs related to the SNIA matter, MDR costs, and cybersecurity incident costs
(8)Non-cash expenses associated with stock-based compensation costs
(9)The impact of valuation allowances, discrete tax items, R&D tax credits, the tax impact of intercompany transactions, and the tax impact on non-GAAP adjustments
(10)Non-cash interest expense on the 2025 Notes and Revolving Credit Facility, interest expense on the Term Facilities, and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
•    Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	December 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$428.9	$266.5
Restricted cash	294.7	311.4
Accounts receivable, net of allowance	193.2	215.1
Inventories	147.6	147.9
Prepaid and refundable taxes	30.5	20.1
Prepaid expenses and other current assets	32.4	27.2
Total Current Assets	1,127.2	988.2
Property, plant and equipment, net	170.3	154.2
Goodwill	750.0	782.9
Intangible assets, net	237.3	261.2
Operating lease assets	46.8	50.8
Investments	25.1	22.8
Deferred tax assets	111.9	118.9
Long-term derivative assets	23.7	38.5
Other assets	14.1	12.1
Total Assets	$2,506.4	$2,429.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$78.0	$18.1
Accounts payable	69.7	80.8
Accrued liabilities and other	118.5	107.3
Current litigation provision liability	12.9	10.8
Taxes payable	32.5	23.3
Accrued employee compensation and related benefits	80.5	94.6
Total Current Liabilities	392.1	335.0
Long-term debt obligations	549.6	568.5
Contingent consideration	84.2	80.9
Deferred tax liabilities	10.9	11.6
Long-term operating lease liabilities	40.1	45.4
Long-term employee compensation and related benefits	12.8	17.3
Long-term derivative liabilities	51.8	45.6
Other long-term liabilities	44.5	47.7
Total Liabilities	1,186.1	1,151.9
Total Stockholders’ Equity	1,320.3	1,277.6
Total Liabilities and Stockholders’ Equity	$2,506.4	$2,429.6
•    Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Year Ended December 31,
	2024	2023
Operating Activities:
Net income	$63.2	$17.5
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	33.9	36.4
Loss on debt extinguishment	25.5	—
Remeasurement of derivative instruments, net	(25.3)	(22.9)
Depreciation	25.1	24.7
Amortization of debt issuance costs	21.6	19.1
Amortization	17.2	25.5
Amortization of operating lease assets	8.8	10.6
Gain on investment revaluation - Ceribell, Inc.	(7.1)	—
Deferred income tax expense (benefit)	6.8	(114.4)
Impairment of investments	5.8	—
Remeasurement of contingent consideration to fair value	3.3	9.4
Impairment of long-lived assets	—	90.0
ACS inventory obsolescence adjustment	—	12.6
Other	3.0	1.1
Changes in operating assets and liabilities:
Accounts receivable, net	11.1	(28.9)
Inventories	(6.8)	(28.5)
Other current and non-current assets	(1.6)	15.3
Accounts payable and accrued current and non-current liabilities	(14.5)	19.2
Taxes payable	10.9	7.4
Litigation provision liability	2.3	(19.1)
Net cash provided by operating activities	183.0	74.9
Investing Activities:
Purchases of property, plant, and equipment	(47.1)	(35.0)
Purchase of investments	(1.1)	(6.5)
Other	0.1	1.2
Net cash used in investing activities	(48.2)	(40.3)
Financing Activities:
Proceeds from long-term debt obligations	335.5	50.0
Repayment of long-term debt obligations	(247.5)	(21.6)
Payment of debt extinguishment costs	(39.0)	—
Purchase of capped calls	(31.6)	—
Proceeds from unwind of capped calls	22.5	—
Payment of contingent consideration	(13.8)	—
Shares repurchased from employees for minimum tax withholding	(8.4)	(7.5)
Proceeds from exercise of stock options	6.3	—
Payment of debt issuance costs	(5.9)	—
Other	0.4	0.6
Net cash provided by financing activities	18.6	21.5
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(7.7)	6.2
Net increase in cash, cash equivalents, and restricted cash	145.7	62.3
Cash, cash equivalents, and restricted cash at beginning of period	577.9	515.6
Cash, cash equivalents, and restricted cash at end of period	$723.6	$577.9
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended December 31,
	2024			2023
	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures
Income (loss) before tax	$56.5	$—	$55.1	($94.3)	$—	$45.9
Income tax expense (benefit)	0.6	10.3	10.9	(110.7)	109.3	(1.3)
Net income	$55.9	($10.3)	$44.2	$16.3	($109.3)	$47.3
Income tax rate	1.0%		19.8%	117.3%		(2.9)%

	Year Ended December 31,
	2024			2023
	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures	GAAP Financial Measures	Certain Tax Adjustments	Adjusted Financial Measures
Income (loss) before tax	$88.3	$—	$233.4	($81.2)	$—	$161.3
Income tax expense (benefit)	25.1	24.0	49.0	(98.9)	108.1	9.2
Net income	$63.2	($24.0)	$184.3	$17.5	($108.1)	$152.0
Income tax rate	28.4%		21.0%	121.7%		5.7%
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
	Three Months Ended December 31,		% Change	Constant-Currency % Change
	2024	2023
GAAP net revenue	$321.8	$310.1	3.8%	4.7%
Less: ACS (1)	0.1	6.3	(98.7)%	N/A
Organic net revenue	$321.7	$303.8	5.9%	6.8%

	Year Ended December 31,		% Change	Constant-Currency % Change
	2024	2023
GAAP net revenue	$1,253.4	$1,153.5	8.7%	9.3%
Less: ACS (1)	11.6	25.2	(54.0)%	N/A
Organic net revenue	$1,241.8	$1,128.4	10.1%	10.7%
(1)Includes net revenue from the Company's former ACS reportable segment.
•    Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions)
Year Ended December 31, 2024
Net cash provided by operating activities	$183.0
Less: Purchases of plant, property, and equipment	(47.1)
Less: Cybersecurity incident insurance proceeds	(5.1)
Add: 3T Heater-Cooler litigation payments	17.4
Add: SNIA financing and other costs	14.6
Adjusted free cash flow	$162.9
•    Numbers may not add precisely due to rounding.